Tesco Corporation Announces Third Quarter 2012
Earnings Release Date and Conference Call Information

For Immediate Release

Trading Symbol:
“TESO” on NASDAQ
October 23, 2012

Tesco Corporation has scheduled a conference call to discuss its third quarter 2012 results on Monday, November 5, 2012 at 10:00 AM Central Time. Financial results for the third quarter of 2012 are expected to be released Monday, November 5, 2012 before market open. Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 53860082.

The conference call and all questions and answers will be recorded and made available until December 5, 2012. To listen to the recording call (855) 859-2056 or (404) 537-3406 and enter conference ID 53860082.

The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Corporation seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:
Robert Kayl (713) 359-7000
Tesco Corporation

FORWARD-LOOKING STATEMENTS

This presentation contains statements that may constitute “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding expectations of future revenues, activities, capital expenditures and earnings and technical results. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated. These risks include, but are not limited to: the background risks of the drilling services industry (e.g. operational risks; potential delays or changes in plans with respect to customers' exploration or development projects or capital expenditures; the uncertainty of estimates and projections relating to levels of rental activities; uncertainty of estimates and projections of costs and expenses; risks in conducting foreign operations (e.g. political and fiscal instability) and exchange rate fluctuations); uncertainty and risks in technical results and performance of technology; and other uncertainties.